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                                   EXHIBIT 5.1

    Opinion of Gray Cary Ware & Freidenrich LLP regarding legality of shares
                                  May 26, 2000

Invitrogen Corporation, Inc.
1600 Faraday Avenue
Carlsbad, California 92008

                             INVITROGEN CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

            As counsel to Invitrogen Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company pursuant to the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), of $172,500,000 aggregate principal amount of the Company's 5.50% Convertible Subordinated Notes due March 1, 2007 (the "Notes") and the common stock, $.01 par value (the "Stock"), of the Company issuable upon conversion thereof. The Notes were issued pursuant to the Indenture (the "Indenture"), dated as of March 1, 2000, between the Company and State Street Bank and Trust Company of California, N. A., a Trustee thereunder (the "Trustee").

            As such counsel and in connection with the opinions expressed below, we have examined a copy of (a) the Registration Statement, (b) the Indenture, (c) a specimen of the Stock, (d) a form of the global note evidencing the Notes, and (e) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

            We are admitted to practice law only in the State of California, and we express no opinion concerning any law other than the law of the State of California, the General Corporation Law of the State of Delaware (the "DGCL"), and the federal law of the United States. We note that the Indenture and the Notes state that they are to be governed by the laws of the State of New York. We have not examined the question of what law would govern the interpretation or enforcement of the Agreement and our opinion is based on the assumption that the internal laws of the State of California and federal law would govern the provisions of the Indenture and the Notes and the transactions contemplated thereby. To the extent New York law would govern any of the matters covered by this opinion, we have assumed that the relevant portions of California law are identical to New York law. We express no opinion with respect to any questions of choice of law, choice of venue or conflict of laws.

            We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, (ii) the enforceability of indemnification and contribution provisions, (iii) the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or (iv) the validity, binding effect or enforceability of any provisions of the Indenture or the Notes.


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            Based on such examination and review and subject to the
foregoing, we are of the opinion that:

            (i) The shares of Stock initially issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein. In giving this consent, we do not thereby agree that we come within the category of persons whose consent is required by the Act or the Rules. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                                       Very truly yours,

                                       /s/  Gray Cary Ware & Freidenrich LLP